EXHIBIT B-2


                                     FORM OF
                                    GUARANTY

          THIS GUARANTY dated as of           , 2000 is executed in favor of
                                    ----------
BANK ONE, NA ("Bank One"), as agent under the Credit Agreement referred to below, and the Lenders (as defined below).

                              W I T N E S S E T H:
                               - - - - - - - - - -

          WHEREAS, American Transmission Company LLC (the "Borrower") has
entered into a Credit Agreement dated as of           , 2000 with various
                                            ----------
financial institutions (together with their respective successors and assigns, each a "Lender" and collectively the "Lenders") and Bank One, as agent (in such capacity, together with any successor in such capacity, the "Agent"), pursuant to which the Lenders have made certain loans to the Borrower (the "Credit Agreement");

          WHEREAS, the undersigned has agreed to guaranty certain obligations of the Borrower to the Agent and the Lenders under or in connection with the Credit Agreement;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees as follows:

          Section 1 Guaranty. The undersigned hereby guarantees the full and
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prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations of the Borrower to the Agent or any Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (including, without limitation, any and all interest accruing on any such obligations after the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Borrower, notwithstanding any provision or rule of law which might restrict the rights of the Agent or any Lender as against the Borrower or anyone else to collect such interest), which arise under the Credit Agreement (all such obligations being herein called the "Liabilities").

          Section 2 Payment Prior to Maturity of Liabilities. The undersigned
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agrees that, in the event of a Default (as defined in the Credit Agreement)
under Section 7.6 or 7.7 of the Credit Agreement, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the undersigned will pay to the Agent for the benefit of the Lenders forthwith the full amount which would be payable hereunder by the undersigned if all Liabilities were then due and payable.

          Section 3 Continuing Guaranty. This Guaranty shall in all respects be
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a continuing, absolute and unconditional guaranty, and shall remain in full force and effect until the earlier of (a) receipt by the Borrower of a credit rating of at least A- by Standard and Poors and A-3 by Moody's Investors Services and (b) all Liabilities have been paid in full.

          Section 4 Returned Payments. The undersigned agrees that if at any
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time all or any part of any payment theretofore applied by the Agent or any
Lender to any of the Liabilities is or must be rescinded or returned by the Agent or such Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or the undersigned), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or such Lender, and this Guaranty shall continue to be effective or be reinstated, as


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the case may be, as to such Liabilities, all as though such application by the
Agent or such Lender had not been made.

          Section 5 Rights of the Agent and the Lenders. (a) The Agent and the
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Lenders may, from time to time, at their sole discretion and without notice to the undersigned except as provided below, take any or all of the following actions: (i) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (ii) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (iii) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (iv) release their security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (v) resort to the undersigned for payment of any of the Liabilities when due, whether or not they shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities; provided, however, that the undersigned shall have the right to
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consent to any amendment to the Credit Agreement that would affect the obligations of the undersigned hereunder.

          (b) The undersigned hereby expressly waives: (i) notice of the acceptance by the Agent or any Lender of this Guaranty, (ii) notice of the existence or creation or non-payment of all or any of the Liabilities, (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever and (iv) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities; provided, however, that the Agent agrees to use commercially reasonable efforts to notify the undersigned of any Default under the Credit Agreement but failure to notify the undersigned shall not relieve the undersigned of its obligations hereunder.

          (c) Subject to paragraph (a) above, the creation or existence from time to time of additional Liabilities is hereby authorized, without notice to the undersigned, and shall in no way affect or impair the rights of the Agent or any Lender or the obligations of the undersigned under this Guaranty.

          (d) Subject to the provisions of the Credit Agreement, any Lender may from time to time, without notice to the undersigned, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the applicable Lender.

          Section 6 Expenses. The undersigned agrees to pay all reasonable
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expenses (including Attorneys' Costs (as defined in the Credit Agreement)) paid or incurred by the Agent or any Lender in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty against the undersigned.

          Section 7 Warranties. The undersigned warrants to the Agent and each
                    ----------
Lender that:


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                    (a) Organization. The undersigned is a corporation validly
                        ------------
          existing with full power and authority under the laws of the State of Wisconsin to conduct its business as it is now being conducted.

                    (b) Authorization; No Conflict. The execution, delivery and
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          performance of this Guaranty are within the undersigned's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the undersigned or any subsidiary of undersigned or of any agreement binding upon the undersigned.

                    (c) Validity and Binding Nature. This Guaranty is the legal,
                        ---------------------------
          valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the right of creditors and the availability of equitable remedies.

                    (d) Information. All information heretofore or
                        -----------
          contemporaneously herewith furnished by the undersigned to the Agent or any Lender for purposes of or in connection with this Guaranty and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of the undersigned to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

                    (e) Warranties. Each of the representations and warranties
                        ----------
          set forth in Article V of the Alliant Credit Agreement is true and correct as of the date hereof as if each of such representations and warranties (and all related definitions) were set forth in full herein. For purposes of this Guaranty, "Alliant Credit Agreement" means the Credit Agreement dated as of December 17, 1997, among the undersigned, various financial institutions and Bank One, NA (then known as The First National Bank of Chicago), as administrative agent, as amended or otherwise modified from time to time (but without giving effect to (i) any amendment thereto or other modification thereof unless the Required Lenders (as defined in the Credit Agreement) shall have consented thereto in writing or (ii) any termination thereof).

          Section 8 Covenants. The undersigned agrees that, so long as any
                    ---------
Liabilities are outstanding, it will:

                    (a) Credit Agreement Covenants. Observe and perform each
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          covenant of the undersigned set forth in Article VI of the Alliant
          Credit Agreement as if such covenants (and all related definitions) mutatis mutandis were set forth herein (it being understood that all references therein to "Lender", "Lenders", "Required Lenders" or "Agent" shall be deemed to be references to a Lender, the Lenders, the Required Lenders and the Agent, respectively).

                    (b) Other Agreements. Not enter into any agreement
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          containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

                    (c) Change in Control. Not allow a Change in Control to
                        -----------------
          occur. For purposes hereof, "Change in Control" means (i) any Person or group (within the meaning of Rule 13d-5 under the Securities and Exchange Act of 1934) shall be or become the beneficial owner (within


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          the meaning of Rule 13d-3 under the Securities and Exchange Act of
          1934) of issued and outstanding capital stock of the undersigned representing a majority of the voting power in elections for directors of the undersigned on a fully diluted basis, (ii) a majority of the members of the Board of Directors of the undersigned shall cease to be Continuing Members or (iii) Wisconsin Power and Light Company, Interstate Power Company or IES Utilities, Inc. shall cease to be at least 80% owned by the undersigned; and "Continuing Member" means a member of the Board of Directors of the undersigned who either (a) was a member of the undersigned's Board of Directors on the date of the initial Credit Extension (as defined in the Credit Agreement) under the Credit Agreement and has been such continuously thereafter or (b) became a member of such Board of Directors after the date of the initial Credit Extension under the Credit Agreement and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the undersigned's Board of Directors.

          Section 9 General. (a) No delay on the part of the Agent or any Lender
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in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or any Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Guaranty be binding upon the Agent, the Lenders or the undersigned except as expressly set forth in a writing duly signed and delivered on behalf of (i) in the case of the Agent and the Lenders, the Agent acting with the consent of the Required Lenders and (ii) in the case of the undersigned, the undersigned. No action of the Agent or any Lender permitted hereunder shall in any way affect or impair the rights of the Agent or any Lender or the obligations of the undersigned under this Guaranty. For purposes of this Guaranty, Liabilities shall include all obligations of the Borrower to the Agent and the Lenders arising under or in connection with the Credit Agreement, notwithstanding any right or power of the Borrower or anyone else to assert any claim or defense as to the invalidity or unenforceability of any obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder other than the defense of payment in full of the Liabilities.

          (b) This Guaranty shall be binding upon the undersigned and the successors and assigns of the undersigned. All references herein to the Borrower and to the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such entity.

          (c) This Guaranty shall be construed in accordance with and governed by the internal laws of the State of Illinois. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

          (d) This Guaranty may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Guaranty.

          (e) The undersigned agrees to pay all Attorney Costs incurred by the Agent in connection with the preparation, execution and delivery of this Guaranty. The undersigned further agrees to indemnify the Agent and each Lender, and to hold the Agent and each Lender harmless from and against, any and all actions, causes of action, suits, losses, liabilities, damages and expenses (including, without limitation, reasonable Attorney Costs and other legal expenses) incurred by the Agent or any Lender as a result of, or arising out of, or relating to, (i) the acceptance or use of the proceeds of the Loans (as defined in the Credit Agreement) by the Borrower or (ii) the execution, delivery


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or performance by the Borrower of the Credit Agreement or any Note (as defined in the Credit Agreement).

          (f) The undersigned hereby irrevocably and unconditionally:

               (i) Submits for itself and its property in any legal action or proceeding commenced by the Agent or any Lender relating to this Guaranty, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Illinois, the courts of the United States of America for the Northern District of Illinois, and appellate courts from any thereof.

               (ii) Consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

               (iii) Designates and appoints                      and such other
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persons as may hereafter be selected by the undersigned to so serve as its agent to receive on its behalf personal service of all process in any proceeding in any court, such service being hereby acknowledged by the undersigned to be effective and binding service in every respect. If any agent appointed by the undersigned refuses to accept service or the undersigned revokes the appointment of the agent without the approval of the Agent and a new agent satisfactory to the Agent is not appointed, the undersigned agrees that service upon it by registered mail, telecopy, telegraph or telex shall constitute sufficient notice.

               (iv) Agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (g) Until such time as the Agent and the Lenders shall have received payment of the full amount of all Liabilities and of all obligations of the undersigned hereunder, no payment made by or for the account of the undersigned pursuant to this Guaranty shall entitle the undersigned by subrogation or otherwise to any payment by the Borrower or from or out of any property of the Borrower and the undersigned shall not exercise any right or remedy against the Borrower or any property of the Borrower by reason of any performance by the undersigned of this Guaranty. The Agent agrees that it will not exercise its rights under this Guaranty unless the Commitments (as defined in the Credit Agreement) have terminated or been cancelled.

          (H) THE UNDERSIGNED, AND (BY ACCEPTING THE BENEFITS HEREOF) THE AGENT AND THE LENDERS, HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY, ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.


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          IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the day and year first above written.

                                        ALLIANT ENERGY CORPORATION



                                        By:
                                          --------------------------------------
                                        Title:
                                              ----------------------------------
Address:

Alliant Energy Corporation
222 West Washington Avenue
Madison, Wisconsin 53701-2568
Attention: Steven F. Price


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